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                                                                     Exhibit 2.1


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is
                                                                ---------
entered into as of this 23rd day of December 1999, by and among Liquid Holdings Inc., a Delaware corporation ("Parent"), Liquid Acquisition Corp., a
                               ------
Massachusetts corporation and wholly-owned subsidiary of Parent ("Purchaser"),
                                                                  ---------
and Geerlings & Wade, Inc., a Massachusetts corporation (the "Company").
                                                              -------

          WHEREAS, Parent, Purchaser and the Company entered into that certain Agreement and Plan of Merger dated September 27, 1999 (the "Merger Agreement");
                                                            ----------------
and

          WHEREAS, pursuant to Sections 6.5 and 6.6 of the Merger Agreement, the parties desire to amend certain terms and conditions of the Merger Agreement on the terms specified herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.  Amendments.
              ----------

          A. Section 4.16 of the Agreement is amended in its entirety to read as follows:

              "4.16 Financing. The Parent will not waive or amend the LE
                    ---------
               Agreement in any material respect without the prior written consent of the Company. The Parent will perform in all material respects its obligations under the LE Agreement. The Parent will enforce its rights under the LE Agreement and will contribute to Purchaser the proceeds thereof to the extent required by Purchaser to fulfill its obligations under this Agreement."

          B. Section 5.2(g) of the Agreement is amended in its entirety to read as follows:

               "(g) The Parent and the Purchaser shall have obtained the New Commitments (as defined in Section 6.1(f)) and the investors under the New Commitments shall have funded the financing in the full amount contemplated by the New Commitments."

          C.  Sections 6.1(e), (f), (g) and (h) of the Merger Agreement are
              -------- ------  ---  ---     ---
hereby amended in their entirety to read as follows:

               "(e) by either the Company or the Purchaser in the event the Effective Time has not occurred by February 29, 2000; provided
                                                                     --------
               that in the event by February 29, 2000 at least 66 2/3% of the
               ----
               Pre-Closing License Approvals have been obtained by the Parent or the requirement that such Pre-Closing License Approvals be obtained has been waived by the Parent and the Parent, after consultation with its regulatory counsel, reasonably believes that the remaining Pre-Closing License Approvals, which have not been obtained or for which no waiver has been made as described above, will be obtained by March 31, 2000, then at the request of the Parent this February 29, 2000 outside date will be extended to March 31, 2000; provided that as a condition to such extension
                                  -------------
               the Parent and the Purchaser waive the conditions set forth in
               Section 5.2(a), Section 5.2(d) and Section 5.2(e) (as it relates to Sections 5.2(a) and (d)), and confirm in writing that as of
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               the date of such extension they are not aware of (x) any fact or circumstances that would then permit them to terminate this Agreement pursuant to any provision of this Section 6.1 or (y) any fact or circumstance, other than the receipt of such pending Pre-Closing License Approvals and obtaining the financing under the New Commitments, that would cause the conditions set forth in Sections 5.1 and 5.2 to not be fulfilled;


               (f) by the Company on or after January 29, 2000 unless, on or before January 28, 2000, the Parent and Purchaser have obtained binding replacement equity commitments in at least the same amount as the Institutional Investor Agreement and in a form and from financing sources reasonably satisfactory to the Company (the "New Commitments");
                     ---------------

               (g) by the Purchaser on or after January 29, 2000, in the event the Parent and Purchaser have not obtained the New Commitments on or before January 28, 2000 or, if obtained by such date, in the event that the investors under the New Commitments fail to fund the financing in the full amount contemplated by the New Commitments no later than February 29, 2000 (or, if the date referred to in paragraph (e) above is extended to March 31, 2000, no later than March 31, 2000); and

               (h)  [Intentionally Omitted.]"

          D. Section 6.3(c) of the Agreement is amended in its entirety to read as follows:

               "(c) In the event that the Purchaser terminates this Agreement pursuant to Section 6.1(g), the Company's retention of the Payment will be considered liquidated damages and the Company will have no further recourse with respect to such termination. However, the preceding sentence shall not relieve the Purchaser for liability for damages actually incurred as a result of any breach of this Agreement by Purchaser. In the event that the Company terminates this Agreement pursuant to Section 6.1(d), then in addition to the Break-Up Fee the Company will refund the entire Payment to the Purchaser at the time of any termination pursuant to Section 6.1(d)."

          E. Section 6.4 is hereby amended by amending the phrase "Section 6.1(b), (e) or (f)" in the second line to read "Section 6.1(b), (e),
          (f) or (g)"

          2.  Additional Covenants and Representations, Etc.
              ----------------------------------------------

               (a) Parent and Purchaser will use commercially reasonable efforts to obtain the New Commitments as soon as practicable. If obtained, the Parent and Purchaser will not waive or amend the New Commitments in any material respect without the prior written consent of the Company. The Parent and Purchaser will enforce their rights under the New Commitments and the Parent will contribute to Purchaser the proceeds of the financings contemplated thereby to the extent required by Purchaser to fulfill its obligations under the Merger Agreement.

               (b) Parent and Purchaser hereby confirm and agree that as of the date of this Amendment, after giving effect to this Amendment, they have no actual knowledge of either: (i) any fact or circumstance that would permit Parent or Purchaser to terminate the Merger Agreement pursuant to Section 6.1 or (ii) any fact or circumstance, other than the need to receive pending Pre-Closing License
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          Approvals and the need to obtain the New Commitments and obtain funding thereunder, that would cause any of the conditions set forth in Sections 5.1 and 5.2 to not be fulfilled.


          3.  Scope of Amendment.  Except as expressly modified hereby, the
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Merger Agreement is hereby ratified and confirmed and shall continue in full force and effect. This Amendment shall not be considered a waiver of any party's rights under the Merger Agreement, except as the same are expressly modified hereby.

          4.  Headings.  The headings of the sections and subsections contained
              --------
in this Amendment are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

          5.  Signature in Counterparts.  This Amendment may be executed in
              -------------------------
separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto. Signatures of any party to this Amendment which are sent to the other parties hereto by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

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          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this
Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        LIQUID HOLDINGS INC.


                                        By: /s/ David Roodberg
                                            ---------------------------------
                                        Name: David Roodberg
                                        Title: Authorized Signatory

                                        LIQUID ACQUISITION CORP.


                                        By: /s/ David Roodberg
                                            ---------------------------------
                                        Name: David Roodberg
                                        Title: Authorized Signatory

                                        GEERLINGS & WADE, INC.


                                        By: /s/ Jay Essa
                                            ---------------------------------
                                        Name: Jay Essa
                                        Title: President